Exhibit 99.1

Rafael Holdings Reports First Quarter Fiscal 2025 Financial Results

Upon completion of our proposed merger with Cyclo Therapeutics the Company intends to focus its efforts on Cyclo’s lead clinical program Trappsol® Cyclo™

NEWARK, NJ – December 11, 2024 (GLOBE NEWSWIRE) - Rafael Holdings, Inc. (NYSE: RFL), today reported its financial results for the first quarter of fiscal year 2025 ended October 31, 2024.

“We anticipate proceeding to a shareholder vote on our pending merger agreement with Cyclo Therapeutics, Inc. (Nasdaq: CYTH) in the first calendar quarter of 2025 and closing promptly post shareholder approvals. Upon closing of the merger, the Company intends to focus its strategic efforts and resources on what will then be the Company’s lead clinical program and core asset, Trappsol® Cyclo™. Accordingly, we are currently evaluating our other operating entities and portfolio of assets,” said Bill Conkling, CEO of Rafael Holdings. Bill added, “We are encouraged that Cyclo Therapeutics has fully enrolled its pivotal Phase 3 study evaluating Trappsol® Cyclo™ for the treatment of Niemann-Pick Disease Type C1, a rare and fatal genetic disease, and results from the 48-week interim analysis are expected in the middle of 2025. Despite recent FDA approvals of other treatments for NPC Type C1, we believe that Trappsol® Cyclo™ has the potential to be a market leader.”

Rafael Holdings, Inc. First Quarter Fiscal Year 2025 Financial Results

As of October 31, 2024, we had cash, cash equivalents and marketable securities of $54.3 million.

For the three months ended October 31, 2024, we recorded a net loss attributable to Rafael Holdings of $9.0 million, or $0.37 per share, versus a net loss of $3.6 million, or $0.15 per share in the year ago period. The year over year increase in losses was attributable to the combined unrealized losses of $6.0 on the Company’s investment in Cyclo as well as in the convertible notes receivable from Cyclo, versus $2.1 million in unrealized losses on the Company’s investment in Cyclo in the year ago period.

Research and development expenses were $1.3 million for the three months ended October 31, 2024, compared to $0.5 million in the year ago period. The year over year increase relates to activity at Cornerstone and Day Three, which were consolidated with Rafael Holdings during fiscal 2024.

For the three months ended October 31, 2024, general and administrative expenses were $2.5 million. For the same period in the prior year, general and administrative expenses were $2.0 million. The increase was primarily due to additional expenses from Cornerstone and Day Three, as well as increased professional fees related to the proposed Cyclo merger.

About Rafael Holdings, Inc.

Rafael Holdings, Inc. is a holding company with interests in clinical and early-stage pharmaceutical companies including an investment in (and planned merger with) Cyclo Therapeutics Inc. (Nasdaq: CYTH), a biotechnology company dedicated to developing Trappsol® Cyclo™, which is being evaluated in clinical trials, including an ongoing Phase 3 trial for the potential treatment of Niemann-Pick Disease Type C1 (“NPC1”), a rare, fatal, and progressive genetic disorder.  Rafael also holds a majority equity interest in LipoMedix Pharmaceuticals Ltd. a clinical stage pharmaceutical company, Barer Institute Inc., a wholly owned preclinical cancer metabolism research operation, a majority interest in Cornerstone Pharmaceuticals, Inc., formerly known as Rafael Pharmaceuticals Inc., a cancer metabolism-based therapeutics company, a majority interest in Rafael Medical Devices, LLC., an orthopedic-focused medical device company developing instruments to advance minimally invasive surgeries, and a majority interest in Day Three Labs, Inc., a company which empowers third-party manufacturers to reimagine their existing cannabis offerings enabling them to bring to market better, cleaner, more precise and predictable versions by utilizing Day Three’s pharmaceutical-grade technology and innovation like Unlokt™. The Company’s primary focus is to expand our investment portfolio through opportunistic and strategic investments including therapeutics, which address high unmet medical needs. Upon closing of the planned merger with Cyclo Therapeutics, the Company intends to focus its efforts on making Trappsol®Cyclo™ its lead clinical program.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our expectations surrounding the potential, safety, efficacy, and regulatory and clinical progress of our product candidates; plans regarding the further evaluation of clinical data; and the potential of our pipeline, including our internal cancer metabolism research programs. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, those disclosed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended July 31, 2024, and our other filings with the SEC. These factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Contact:

Barbara Ryan

Barbara.ryan@rafaelholdings.com

(203) 274-2825

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RAFAEL HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	October 31, 2024	July 31, 2024
		(audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$8,159	$2,675
Available-for-sale securities	46,138	63,265
Interest receivable	438	515
Convertible note receivables, due from Cyclo	12,603	5,191
Accounts receivable, net of allowance for credit losses of $245 at October 31, 2024 and July 31, 2024	201	426
Prepaid expenses and other current assets	2,942	430
Total current assets	70,481	72,502

Property and equipment, net	2,078	2,120
Investments - Hedge Funds	-	2,547
Investments – Cyclo	7,645	12,010
Convertible note receivable classified as available-for-sale	1,161	1,146
Goodwill	3,050	3,050
Intangible assets, net	1,818	1,847
In-process research and development	1,575	1,575
Other assets	27	35
TOTAL ASSETS	$87,835	$96,832

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$2,700	$2,556
Accrued expenses	1,379	1,798
Convertible notes payable	614	614
Other current liabilities	112	113
Due to related parties	734	733
Installment note payable	1,700	1,700
Total current liabilities	7,239	7,514

Accrued expenses, noncurrent	3,138	2,982
Convertible notes payable, noncurrent	74	73
Other liabilities	—	5
TOTAL LIABILITIES	10,451	10,574

COMMITMENTS AND CONTINGENCIES

EQUITY
Class A common stock, $0.01 par value; 35,000,000 shares authorized, 787,163 shares issued and outstanding as of October 31, 2024 and July 31, 2024	8	8
Class B common stock, $0.01 par value; 200,000,000 shares authorized, 24,135,035 issued and 23,785,043 outstanding (excluding treasury shares of 101,487) as of October 31, 2024, and 24,142,535 issued and 23,819,948 outstanding (excluding treasury shares of 101,487) as of July 31, 2024	238	238
Additional paid-in capital	280,359	280,048
Accumulated deficit	(210,749)	(201,743)
Treasury stock, at cost; 101,487 Class B shares as of October 31, 2024 and July 31, 2024	(168)	(168)
Accumulated other comprehensive income related to unrealized income on available-for-sale securities	132	111
Accumulated other comprehensive income related to foreign currency translation adjustment	3,696	3,691
Total equity attributable to Rafael Holdings, Inc.	73,516	82,185
Noncontrolling interests	3,868	4,073
TOTAL EQUITY	77,384	86,258

TOTAL LIABILITIES AND EQUITY	$87,835	$96,832

RAFAEL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited, in thousands, except share and per share data)

	Three Months Ended October 31,
	2024	2023
Revenues	$128	$68

Cost of infusion technology revenue	37	-
SG&A Expenses	2,523	2,040
R&D Expenses	1,326	489
Depreciation and amortization	86	17
Operating Loss	(3,844)	(2,478)

Interest income	568	582
Realized gain on available-for-sale securities	194	177
Realized loss on investment in equity securities	-	(46)
Realized gain on investments - Cyclo	-	424
Unrealized loss on investments - Cyclo	(4,365)	(2,124)
Unrealized loss on convertible notes receivable, due from Cyclo	(1,588)	-
Unrealized loss on investments - Hedge Funds	-	(166)
Interest expense	(162)	-
Other income	(2)	93
Loss before Incomes Taxes	(9,199)	(3,538)
Taxes	(12)	(6)
Equity in loss of Day Three Labs Inc.	-	(216)

Consolidated net loss	(9,211)	(3,760)
Net loss attributable to noncontrolling interests	(205)	(122)
Net loss attributable to Rafael Holdings, Inc.	$(9,006)	$(3,638)

Loss per share
Basic and diluted	(0.37)	(0.15)
Loss per basic common share	$(0.37)	$(0.15)

Weighted average shares in calculation	25,062,854	23,644,647

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